                                                                     EXHIBIT 2.2
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of this 1st day of April, 1999, by and between Vaxcel, Inc., a Delaware corporation ("Vaxcel") and Innovax Corporation, a Delaware corporation ("Innovax").

     Pursuant to that certain Option Agreement dated January 27, 1999 between Vaxcel and Innovax (the "Agreement"), Vaxcel granted an option (the "Option") to Innovax pursuant to which Innovax, upon exercise of the Option in accordance with the terms of the Agreement, shall acquire all of Vaxcel's rights, and assume all of Vaxcel's obligations, under that certain License Agreement dated as of August, 1998 (the "License Agreement"), between the Southern Research Institute ("SRI") and Vaxcel, a copy of which is attached hereto as Exhibit A. This Assignment documents the terms and conditions of the assignment by Vaxcel to Innovax of all of Vaxcel's rights under the License Agreement and the assumption by Innovax of all of Vaxcel's obligations under the License Agreement that are not attributable to a breach by Vaxcel of the License Agreement. Capitalized terms used but not otherwise defined in this Assignment shall have the meaning ascribed to such terms in the Agreement.

     In consideration of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, Vaxcel and Innovax hereby agree as follows:

     1. Vaxcel assigns, transfers and sets over unto Innovax, its successors and assigns, all of Vaxcel' rights under (i) the License Agreement, to have and to hold unto Innovax, its successors and assigns, from and after the date hereof, subject to (A) the covenants, conditions, agreements, terms, obligations, restrictions and other provisions set forth in the License Agreement, including, without limitation, the confidentiality, proprietary information and know-how provisions set forth in Sections 4.11 and 9.1 of the License Agreement, as may be amended or modified by SRI and Innovax and (B) the sublicense agreements set forth in Schedule 5(c) hereto, and (ii) the sublicense agreements set forth in Schedule 5(c) hereto.

     2. Innovax accepts such assignment and assumes and agrees to perform, pay discharge and comply with all of the covenants, conditions, agreements, terms, obligations and restrictions to be performed or complied with on the part of Vaxcel under the License Agreement and the sublicense agreements set forth in
Schedule 5(c) hereto. In no event, however shall Innovax be deemed to have assumed any obligation of Vaxcel that is attributable to Vaxcel's breach of any provision of (i) the License Agreement or (ii) the sublicense agreements set forth in Schedule 5(c) hereto or any agreements with any third parties (including, without limitation, Third Parties as defined in the License Agreement).

     3.  Vaxcel acknowledges receipt from Innovax of the Exercise Price.
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     4.   The representations and warranties made by Vaxcel and Innovax in the
Agreement are incorporated and restated herein by reference.

     5.   Vaxcel represents and warrants that:

          (a) except as set forth on Schedule 5(a), to the best of the actual knowledge of Vaxcel, there are not any (i) actual claims by SRI or Vaxcel against any third parties relating to such third party's infringement or misappropriation of, or (ii) actual interference proceedings or actual opposition hearings to which SRI or Vaxcel is a party and that relate to, the Oral Microsphere Technology Patents or the Oral Microsphere Technology;

          (b) except as set forth on Schedule 5(b), to the best of the actual knowledge of Vaxcel, there are no written claims that the Oral Microsphere Technology Patents or the Oral Microsphere Technology infringes any patents, trade secrets, copyrights, trademarks or other intellectual property rights of any third party, or of Vaxcel or its affiliates;

          (c) except as set forth on Schedule 5(c), Vaxcel has not granted any sublicenses under the License Agreement;

          (d) neither Vaxcel nor SRI has amended or modified the License Agreement or waived any material right under the License Agreement;

          (e) except as set forth on Schedule 5(e), to the best of the actual knowledge of Vaxcel, Vaxcel has not conceived, made or reduced to practice any Improvements (as defined in the License Agreement) to the Oral Microsphere Technology;

          (f) Vaxcel, with Innovax's reasonable cooperation, has obtained SRI's written consent in accordance with Section 13.8 of the License Agreement, to the assignment of the License Agreement to Innovax, and a copy of such consent is attached hereto as Exhibit B; and

          (g) Vaxcel has paid all fees and other payments under the License Agreement that are due and payable prior to the exercise date of the Option, including, without limitation, (i) any payments or reimbursements due in respect of patent prosecution or maintenance and (ii) the license payment of $80,000 due to SRI on or before January 30, 1999, provided that the exercise date does not occur prior to such date.

     6. After delivery of this Assignment, Vaxcel shall, from time to time, at Innovax's request, execute and deliver to Innovax as appropriate, such other instruments of transfer and take such other actions as Innovax may reasonably request to effectively

                                     -14-
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assign to Innovax the License Agreement in accordance with the Agreement and this Assignment.

     7. Exhibit C attached hereto sets forth a list, as of the date of this Agreement of the Oral Microsphere Technology Patents, the applicable filings related thereto, and the filing fees and maintenance fees paid or due and payable with respect to the Oral Microsphere Technology Patents.

     8. Vaxcel represents and warrants that it has provided to Innovax copies of or access to all written information in Vaxcel's possession as of the date of this Assignment that has been requested by Innovax which is related to any side effect, injury, toxicity or sensitivity reaction and the incident or severity thereof in connection with any tests conducted by Vaxcel or its sublicensees relating to the Oral Microsphere Technology.

     9. After delivery of this Assignment, Vaxcel shall continue to comply with the confidentiality, proprietary information and know-how provisions set forth in the License Agreement, including, without limitation, Sections 4.11 and 9.1, for the duration and to the extent that such provisions apply (as of the date hereof) to Vaxcel (as Receiving Party thereof) by their terms.

     10. Schedule 10 sets forth a list of all of the SRI Know-How (as defined in the License Agreement) that it has received from SRI.

     11. Vaxcel shall promptly deliver to SRI (or if SRI consents in writing, to Innovax) of any and all physical embodiments of any Confidential Information, SRI Know-How or Trade Secrets that it has received from SRI and that are in Vaxcel's possession as of the date of this Assignment.

     12. This Assignment may not be modified, changed or supplemented except by written instrument signed by each party hereto.

     13. This Assignment shall be binding upon and inure to the benefit of Innovax, Vaxcel and their respective successors and assigns.

     14. This Assignment shall be construed in accordance with the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

     15. EXCEPT AS EXPRESSLY SET FORTH IN THIS ASSIGNMENT, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE ORAL MICROSPHERE TECHNOLOGY, THE ORAL MICROSPHERE TECHNOLOGY PATENTS OR ANY INFORMATION PROVIDED TO INNOVAX BY VAXCEL OR ITS AGENTS. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, VAXCEL MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR

                                     -15-
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PURPOSE, QUALITY, USEFULNESS, NONINFRINGEMENT (EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 5 OF THIS ASSIGNMENT) OR TITLE OF OR TO THE ORAL MICROSPHERE TECHNOLOGY AND THE ORAL MICROSPHERE TECHNOLOGY PATENTS.

     16. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

                                             Vaxcel, Inc.

                                             By:   /s/ Mark J. Newman
                                                   ---------------------
                                             Name: Mark J. Newman
                                                   ---------------------
                                             Its:  President and CEO
                                                   ---------------------


                                             Innovax Corporation


                                             By:   /s/ Michael S. Rosen
                                                   ---------------------
                                             Name: Michael S. Rosen
                                                   ---------------------
                                             Its:  Chairman
                                                   ---------------------

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                           EXHIBIT AND SCHEDULE LIST


Exhibit Reference                  Item
-----------------                  ----

A                                  License Agreement
B                                  SRI Consent
C                                  Oral Microsphere Technology Patents


Schedule Reference                 Item
------------------                 ----

5(a)                               Third Party Infringement
5(b)                               Oral Microsphere Technology Infringement
5(c)                               Sublicenses
5(e)                               Improvements
10                                 SRI Know-How

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